Exhibit (a)(ii) under Form N-1A

                                     Exhibit a under Item 601/Reg. S-K



                               WESMARK FUNDS

                              Amendment No. 2

                            DECLARATION OF TRUST

                          dated February 29, 1996



            This Declaration of Trust is amended as follows:

            Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

            "Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

                        WesMark West Virginia Municipal Bond Fund
                        WesMark Growth Fund
                        WesMark Balanced Fund
                        WesMark Bond Fund"



            The undersigned hereby certify that the above stated
Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 20th day of November, 1997.

            WITNESS the due execution hereof this 29th day of November, 1997.


/s/ John F. Donahue                 /s/ Edward L. Flaherty, Jr.
------------------------------      ------------------------------
John F. Donahue                     Edward L. Flaherty, Jr.

/s/ Thomas G. Bigley, Jr.           /s/ Edward C. Gonzales
------------------------------      ------------------------------
Thomas G. Bigley, Jr.               Edward C. Gonzales

/s/ John T. Conroy, Jr.             /s/ Peter E. Madden
------------------------------      ------------------------------
John T. Conroy, Jr.                 Peter E. Madden

/s/ William J. Copeland             /s/ John E. Murray, Jr.
------------------------------      ------------------------------
William J. Copeland                 John E. Murray, Jr.

/s/ James E. Dowd                   /s/ Wesley W. Posvar
------------------------------      ------------------------------
James E. Dowd                       Wesley W. Posvar

/s/ Lawrence D. Ellis, M.D.         /s/ Marjorie P. Smuts
------------------------------      ------------------------------
Lawrence D. Ellis, M.D.             Marjorie P. Smuts